PART II - OFFERING CIRCULAR

ARC287BC CORPORATION.

Corporate
ARC287BC CORPORATION
232 Union Blvd
Totowa, New Jersey 07052
TELEPHONE: (973) 595-7775
FAX: (866) 522-1251
arc287bc.com
wilson@bezerra.com

ARCHIMEDES

ARC287BC.COM

WXB GN GN WXB

FITFOUNDATION.INFO

CCLXXXVII

Best Efforts Offering: 50,000,000 Shares Commons Stock
Offering Price: $1.00 (One Dollar US) Per Share
Minimum Offering : None
Maximum Offering: 50,000,000 Shares Common Stock

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 50,000,000 Common Stock Shares are being offered to the public at $1.00 per Share. There shall be no minimum amount sold before the Company shall have access to the investment proceeds. There shall be no selling shareholders in this offering. A maximum of $50,000,000 will be received from the offering.
	Price to Public	Underwriting Discount and Commission(1)	Proceeds to Issuer	Proceeds to Other Persons

Per Share:	$1.00	N/A	$1.00	N/A

Total:	$50,000,000	N/A	$50,000,000	N/A

Minimum Total: (2)	0	N/A	0	N/A

Maximum Total:	$50,000,000	N/A	$50,000,000	N/A

1 We may use commissioned sales agents or underwriters
2 There shall be no minimum amount invested before the Company shall have access to the proceeds.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES
THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV
THE COMPANY IS FOLLOWING THE "OFFERING CIRCULAR" FORMAT
OF DISCLOSURE UNDER REGULATION A
AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.
THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.
THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.
THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED. AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
INFORMATION CONTAINED IN THE PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME AN OFFERING CIRCULAR WHICH IS NOT DESIGNATED AS A PRELIMINARY OFFERING CIRCULAR IS DELIVERED AND THE OFFERING STATEMENT FILED WITH THE COMMISSION BECOMES QUALIFED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AND OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.
THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.
NASAA UNIFORM LEGEND:
IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:
THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

RISK FACTORS

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline. Risks Related to Our Company and Business If we do not obtain additional financing, our business development plans will be delayed and we may not achieve profitable operations. We will require significant additional capital to execute on our business development plans. We intend to seek additional funds through private placements of our common stock or other securities. Our business plan calls for incurring expenses for development of our intellectual property, brand, website, design, manufacture, and product packing, as well as ongoing expenses for marketing, staff, and administration. If no additional financing is secured, we may have to significantly curtail our plan of operations. If that is the case, our business will not grow as desired. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement of funds. Consequently, there can be no assurance that we will be able to obtain access to capital as and when needed or, if so, that the terms of any available financing will be commercially reasonable. If we are unable to raise suitable financing, our business development plans may be delayed and we may be unable to achieve profitable operations. Since we have a limited operating history and insignificant revenues to date, we may be unable to achieve or maintain profitability. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an emerging growth company. We have limited financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by an emerging growth company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities.

Our ability to continue as a business and implement our business plan will depend on our ability to raise sufficient funds. There is no assurance that any debt or equity offerings will be successful or that we will remain in business or be able to implement our business plan if the offerings are not successful or if we are unable to successfully market our products or our products do not perform as expected, our business and financial condition will be adversely affected. Because of pressures from competitors with more resources, we may fail to implement our business strategy profitably. Our business and growth may suffer if we are unable to attract and retain key employees. Our success depends on the expertise and continued service of our Chief Executive Officer, Wilson X. Bezerra. This individual is a significant factor in our growth and ability to meet our business objectives. It may be difficult to find a sufficiently qualified individual to replace Mr. Bezerra in the event of death, disability or resignation, resulting in our inability to implement our business plan and even a complete cessation of our operations, which would likely to result in the total loss of an investor's investment. Furthermore, our ability to expand operations to accommodate our anticipated growth will also depend on our ability to attract qualified employees. However, competition for these types of employees is intense due to the limited number of qualified professionals. Our ability to meet our business development objectives will depend in part on our ability to recruit, train and retain top quality people who understand our business. We hope that we will be able to attract competent employees, but no assurance can be given that we will be successful in this regard. If we are unable to engage and retain the necessary personnel, our business may be adversely affected which may be material. Risks Related to Legal Uncertainty If we are the subject of significant future product liability or related lawsuits, our business will likely fail.

Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We currently have one patent issued and another patent pending, thus we cannot assure you that we will be able to control all of the rights for all of our intellectual properties. If we rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and non-disclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management's attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management's attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe them, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

We have limited existing brand identity and customer loyalty; if we fail to market our brand to promote our service offerings, our business could suffer.

Because of our limited operating history, we currently do not have strong brand identity or brand loyalty. We believe that establishing and maintaining brand identity and brand loyalty is critical to attracting customers to our program. In order to attract copyright holders to our program, we may be forced to spend substantial funds to create and maintain brand recognition among consumers. We believe that the cost of our sales campaigns could increase substantially in the future. If our branding efforts are not successful, our ability to earn revenues and sustain our operations will be harmed.

Promotion and enhancement of our services will depend on our success in consistently providing high-quality services to our customers. Since we rely on technology partners to provide portions of the service to our customers, if our suppliers do not send accurate and timely data, or if our customers do not perceive the products we offer as superior, the value of our brand could be harmed. Any brand impairment or dilution could decrease the attractiveness of our services to one or more of these groups, which could harm our business, results of operations and financial condition.

Our service offerings may not be accepted.

As is typically the case involving service offerings, anticipation of demand and market acceptance are subject to a high level of uncertainty. The success of our service offerings primarily depends on the interest of copyright holders in joining our service. In general, achieving market acceptance for our services will require substantial marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among customers. We have limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we cannot assure you that any of our services will be accepted or with respect to our ability to generate the revenues necessary to remain in business.

OFFERING SUMMARY

The following summary highlights selected information contained in this offering circular. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this offering circular, including, but not limited to, the risk factors beginning on page 4. References to "we," "us," "our," or the "company" mean ARC287BC Corporation.

This Offering

Securities offered	50,000,000 (fifty million) shares of common stock, par value $0.0001 offered by us in a direct offering.
Offering price per share	We are offering the 50,000,000 (fifty million) shares of our common stock at $1.00 (one dollar US).
Market for the common shares	We may not be able to meet the requirement for a public listing or quotation of our common stock. Further, even if our common stock is quoted or granted listing, a market for the common shares may not develop.
The offering price for the shares will remain $1.00 (one dollar US) per share for the duration of the offering.

DILUTION

The price of the Units under the Offering is higher than the average per share value of the Common Shares previously issued. Accordingly, investors who purchase Units in the Offering will incur immediate dilution in the pro forma value of their Units. This means that investors that purchase Units will pay a price per Unit that exceeds the average per share value of the Company's previously issued Common Shares. The Company may from time to time issue additional Units or Common Shares, which may result in dilution of existing shareholders if the Units are sold at a price that is less than the average per share value of the Common Shares previously issued.

	Wilson	Silvana	Fit Foundation	Investors	Unknown	Share price
	48%	10%	3%	25%	14%
Shares	96,000,000	20,000,000	6,000,000	50,000,000	28,000,000	1.00
Dilution	0.25	0.25	0.25	0.25	0.25	0.25
50 Millions X $1.00 a share = $50,000,000 from investors
ISSUED 200 MILLION
AUTHORIZED 1 BILLION

PLAN OF DISTRIBUTION

No securities are being offered for the account of existing security holders.

A maximum of 50,000,000 Units are being offered by the Company on a "best efforts" basis. Each Unit is comprised of one Common Share. The Common Shares are a new issue from treasury. The Offering will close upon the earlier of (1) the sale of 50,000,000 Units, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company (the "Offering Period"). The Company is planning the first closing approximately 60 days after this Offering Circular has been qualified by the SEC. The Company anticipates that there will be several closings during the course of the Offering. The Company has arbitrarily set the first closing approximately 60 days after this Offering Circular has been qualified by the SEC to allow the Company to access investor funds in stages, and closings are not subject to completion of the maximum under the Offering.
Prospective investors must send to the Company's office a completed Subscription Agreement and payment of the subscription amount. The form of Subscription Agreement has been filed as Exhibit D under Part III of the offering statement pursuant to Regulation A relating to these securities filed with the Securities and Exchange Commission. Subscription amounts received by the Company will be deposited in the Company's general bank account, and upon acceptance of the subscription by the Company, the funds will be available for the Company's use. As there is no minimum amount to be raised under the Offering, the funds raised under the first and subsequent closings may not be sufficient to complete the activities described below in Item12- Use of Proceeds to Issuer, which may increase the risk to prospective investors of participating in the Offering. If any prospective Investor's subscription is rejected, all funds received from such Investor will be returned without interest or deduction.
This Offering is made only pursuant to this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Units. Subject to limitations imposed by applicable securities laws, other materials may be prepared for marketing purposes. The Company will utilize one or more Crowdfunding websites to advertise the Offering to prospective investors. Such websites provide services for posting a profile of the Company. These Crowdfunding websites charge a monthly subscription fee for the services. The Company intends to post the Offering on StartEngine, Crowdfunder, Inc. and EquityNet, LLC and may use other similar websites. The subscription crowdfunding websites do not conduct any due diligence or review of companies or deals before parties are permitted to raise funds using the websites. Summary information about the Company and the Offering will be posted on the Crowdfunding sites. Although such materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting consistent disclosure with respect to the Offering of Units, these materials will not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular.

USE OF PROCEEDS

We will receive all proceeds from the sale of the common stock and intend to use the proceeds from this offering to execute the business and marketing plan, including, but not limited to purchasing and/or leasing equipment; attracting and retaining a high-level management team; partnering with bicycle and robotics company.

ARC287BC intends to use the proceeds from this offering as follows:

Application of Proceeds	25% OF Proceeds	% of Total	50% of maximum	% of total	75% of maximum	% of total	100% of maximum	% of total
Total Offering Proceeds	12,500,000.00	100%	25,000,000.00	100%	37,500,000.00	100%	50,000,000.00	100%

Offering Expenses
Legal & Professional Fees	5,000.00	0.04%	5,000.00	0.02%	12,755.10	0.03%	12,775.10	0.03%
Accounting Fees	7,200.00	0.06%	7,200.00	0.03%	7,200.00	0.02%	18,367.35	0.04%
Admin Fees	1,500.00	0.01%	1,500.00	0.01%	1,500.00	0.00%	3,826.53	0.01%
Total Offering Expenses	13,700.00	0.11%	13,700.00	0.05	21,455.10	0.06%	34,948.98	0.07%

Net Proceeds from Offering	12,486,300.00	100%	24,986,300.00	100%	37,478,544.90	100%	49,965,051.02	100%

Use of Net Proceeds
Accounting Fees	25,510.20	0.20%	127,551.02	0.51%	15,000.00	0.04%	382,653.06	0.77%
Legal and Professional Fees	127,551.02	1.02%	408,163.27	1.63%	181,460.00	0.48%	408,163.27	0.82%
Computing and IT	45,000.00	0.36%	255,102.04	1.02%	124,455.10	0.33%	637,755.10	1.28%
Marketing and Sales	5,197,959.18	41.58%	1,530,612.24	6.12%	800,000.00	2.13%	14,932,908.16	29.87%
Intellect Property	637,755.00	5.10%	5,775,510.18	23.10%	500,000.00	1.33%	6,377,551.02	12.76%
Working Capital	6,466,224.59	51.73%	16,903,061.24	67.61%	35,879,084.90	95.68%	27,260,969.41	54.52%
Total Use of Net Proceeds	12,500,000.00	100%	25,000,000.00	100%	37,500,000.00	100%	50,000,000.00	100%

Notes: The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives.

Under Net Proceeds, Legal and accounting are Legal and auditor/accounting fees not related to this offering. Assuming we raise the Maximum Offering, we believe there will be additional costs associated with implementing our business plan that will require greater attention from our professional advisors, including the possibility of filing a registration statement on Form 10 or Form S-1 which would greatly increase costs associated with keeping compliant with reporting requirements.
Under Net Proceeds, we have based our calculation and division of funds on the current needs of the Company. However, our market place is constantly changing. Management may, depending on circumstances, be required to divert funds from one heading to another as the business demands. For example, successful expanded marketing in the US may require us to use more resources in IT to keep up with demand. Likewise, if our marketing efforts are less fruitful than anticipated, we may divert funds to improving the underlying product.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes forward-looking statements.
All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in "Risk Factors."

In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

MANAGEMENT DISCUSSION

The following discussion is intended to assist in understanding our business and the results of our operations. It should be read in conjunction with the Financial Statements and the related footnotes and "Risk Factors" that appear elsewhere in this Report. Certain statements in this Report constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, among others, uncertainties relating to general economic and business conditions; industry trends; changes in demand for our products and services; uncertainties relating to customer plans and commitments and the timing of orders received from customers; announcements or changes in our pricing policies or that of our competitors; unanticipated delays in the development, market acceptance or installation of our products and services; changes in government regulations; availability of management and other key personnel; availability, terms and deployment of capital; relationships with third-party equipment suppliers; and worldwide political stability and economic growth. The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Unless the context requires otherwise, when we refer to "we," "us" and "our," we are describing ARC287BC Corporation (ARC).

BUSINESS DESCRIPTION

ARC287BC (ARC) Corporation is a Totowa, NJ based research & development firm specializing in the invention of human-powered vehicles (bikes, trikes, canoes, three-wheelers and paddleboats etc.) with a unique patented technology called the "The Motion Transfer Mechanism" which uses linear motion to propel dynamic and seamless transport/movement ARC287BC corporation was formed January, 2015. The experts on our team have a combined experience of over 75 years and we have been working on the development of some unique products for over 10 years.
We have one patent issued on 1/21/2014 (US8,632,089B1) and another patent filed on 8/21/2015 (Docket# 203P001NP1-US). On August 19 2016, ARC287BC Corporatione field international application # PCT/US16/47698. We strongly belive that our patent protection and our intellectual property rights will allow us to enter the market with exclusivity for at least twenty years.
We took an extremely conservative approach in our computation. The computation for all our products is projected to exeed 98 Billon dollars. Our project share is to rise from $390.00 to 1950.00 in 10 years.
Since the motion transefer mechanism converts circular motion into seamless linear movements, it is an effective way to work the powerful muscles in the body and reduce the stress people feel on their joints, arms, legs and back. Our patent holders have assigned our patent rights to the ARC287BC Corporation (503961293, 503961288, 503961301, 503961299, &503961295). Specifically, we have used this technology in the design of the Arc stepper bicycle. This allows the bicycle to exceed speeds well above that of conventional bikes with greater ease and strict adherence to safety.
Presently, we have produced two different stepper bicycle prototypes. Both prototypes have been tested and driven in order to authenticate that this mechanism produces nearly a 3 to 1 advantage over the conventional bike. Most importantly, it reduces/eliminates frame and fork failure. This force coupled with its ergonomic advantages, could potentially render the conventional rotary crank obsolete. More data and testimonials can be found at our website www.ARC287bc.com
We focus on both design and technology and strive to make our products superior to that of our competition. We are a start-up and we expected to use the net proceeds from this offering to place our mechanism into all of our human-powered vehicles. At present, we have designs for three additional products. Our company has an extensive plan which includes a comprehensive growth strategy. Our technology has so many useful applications to human-powered vehicles; it is easy to use and has been driven by people with mobility problems. The physically challenged and the baby boomers who suffer from joint and back problems can now be part of our market as they can utilize our products.
Our major drive is to bring dynamic and result-oriented products into the market. We are poised to be the world leaders with a strong base in the US that touches every part of the world. Also, we understand how to give the physically challenged a touch of class bassed on our expertise. Our products are designed to bring value, poise and a robust service to each market that we serve.
We will crate top line products that will help the physically challenged, veterans and those with a missing limb to move around with ease. Our projection is designed to ensure that our investors get substantial returns on their investments. We are set to partner with a Robotics and Bicycle company in order to reduce the time needed-to bring our product into the market. Our team is made up of IRS Agents, Mechanical Enginners, those with patent Holding experience, machine shop owner and other dynamic professionals. Hence, we have the know-how and capacity needed to actualize these milestones.
Presently, we have 2 stepper prototypes that are ready for production. One of them works with a spring while the other uses a pulley. Both prototypes can be used by the general public; however, the spring also serves those that are missing a limb. This opens a whole new market for our brand. With a healthy framework that is poised to positively reshape the market; we are open to work with partners and investors that will accelerate the actualization of this exeptional vision.
Through the use of Fit Future Improvement Technology Foundation (501C3), we have demonstrated our resolve in helping the physically challenged enjoy greater mobility. Among our many success stories is a boy named Gavin Ryan, who we have helped through the deployment of this product. Beyond the benefits that will accrue to investors, our core values will create far-reaching effects in various markets. In addition to helping the general public, it is vital to mention that we have also created a paddle boat for the quadriplegic and a canoe for the paraplegics and we have also been recognized by the State of NJ Senate and General Assembly More details about our unique contributions can be seen at wwww.fitfoundation.info
Our plan is to partner with a company that is interested in using robotics to produce our patented technology products. This will make the delivery of the product into the market a seamless one. Our drive is to work with investors that have a rich view of the possibilities that abound in this niche.

We plan to produce our products right here in the USA and ship our Manpower Transportation Technology worldwide. Although, our patent is for 20 years, our income projection for our company is based on a 10 year plan. Our projection of $98 Billion is based on Aswath Damodaran's formula anf Warren Buffet.

MAIN OBJETIVE

Our major drive is to bring dynamic and result-oriented products into the market. We are poised to be the world leaders with a strong base in the US that touches every part of the world. Also, we understand how to give the physically challenged a touch of class bassed on our expertise. Our products are designed to bring value, poise and a robust service to each market that we serve.
We will crate top line products that will help the physically challenged, veterans and those with a missing limb to move around with ease. Our projection is designed to ensure that our investors get substantial returns on their investments. We are set to partner with a Robotics and Bicycle company in order to reduce the time needed-to bring our product into the market. Our team is made up of IRS Agents, Mechanical Enginners, those with patent Holding experience, machine shop owner and other dynamic professionals. Hence, we have the know-how and capacity needed to actualize these milestones.
Presently, we have 2 stepper prototypes that are ready for production. One of them works with a spring while the other uses a pulley. Both prototypes can be used by the general public; however, the spring also serves those that are missing a limb. This opens a whole new market for our brand. With a healthy framework that is poised to positively reshape the market; we are open to work with partners and investors that will accelerate the actualization of this exeptional vision.
Through the use of Fit Future Improvement Technology Foundation (501C3), we have demonstrated our resolve in helping the physically challenged enjoy greater mobility. Among our many success stories is a boy named Gavin Ryan, who we have helped through the deployment of this product. Beyond the benefits that will accrue to investors, our core values will create far-reaching effects in various markets. In addition to helping the general public, it is vital to mention that we have also created a paddle boat for the quadriplegic and a canoe for the paraplegics and we have also been recognized by the State of NJ Senate and General Assembly More details about our unique contributions can be seen at wwww.fitfoundation.info
Our plan is to partner with a company that is interested in using robotics to produce our patented technology products. This will make the delivery of the product into the market a seamless one. Our drive is to work with investors that have a rich view of the possibilities that abound in this niche.

OUR STRATEGY

In order to get the best returns for investors, safeguard the ideals of our company and deliver top line products; we have created different robust strategies.

Our Goal #1: Based on our business expertise and the advantage of our patented technology, we will partner with a US-based Robotic company and a bicycle company in order to build the right synergy that will win over the US market from the foreign competition.

Benefit: The production and supply chain will be well worked to deliver with precision. This will increase the rate of our US market dominance and the profits that accrue to every stakeholder in the business.

Our Goal #2: We have one patent issued and another patent filed. We have also filed PCT International patent protection. Once we generate enough funds, we will file in other countries.

Our patent protection runs for 20 years.

Benefit: Due to our 20 year patent rights and spread in the market, competition is reduced tremendously or non-existent. This means that our investors' money is safe and our product will do well. Our unique business proposition will enable us entrench our brand in the market.

Our Goal #3: Our goal is to make consumers aware of the inherent danger in the current system and how our product resolves those flaws. Once the public is made aware of how the design of our product eliminates risks and reduces fatalities/injuries around the world; they will flock to purchase our products. Our product is extremely safe and this ensures reduced insurance claims, lower insurance premium, non-existent product recalls, proactive testing expenses and a zero negative publicity.

Benefit: Our products will win the confidence of savvy individuals. This will help us to penetrate numerous regions with this dynamic offering.

Our Goal #4: Currently, there are no patents that control bicycle sales. Most patents are for individual items. Since we have revolutionized the entire bicycle production system, we have incorporated the sale of various accessories in our plan. For example, our patent includes the frame, pedals and other bicycle parts; this will translate into Billions of dollars for our company and help to revive the economy. It will interest you to know that these additional profits were not calculated in the basic financial projections of our business.

Benefit: This will result in increased profits for the company. Also, our high safety standards will ensure that we have fewer insurance claims as against what obtains with our competitors.

Our Goal #5: Based on ARC287BC's framework; the way force is transmitted to the wheel; we still complied with the most stringent safety testing methods in line with globally accepted standards. It is vital to note that our cost-effective method of testing does not compromise the safety of our product.

Benefit: We do not incur high costs on product tests; therefore, investors are assured of high yields on their investment.

Our Goal #6: Our partnership with other dynamic organizations will lead to greater cost efficiency; higher productivity with a streamlined workflow that guarantees greater success.

Benefit: Quick channels for growth will be used to build on the existing goodwill that is playing out in the market. This ultimately increases the income generation for this business.

Our Goal # 7: We are poised to bring jobs back to the USA by employing American workers and selling our products abroad. We intend to grow larger than the most powerful bicycle-manufacturing Chinese company through our robust business development initiatives.

Benefit: A wide range of stakeholders will trust our dynamic Made in USA product. We will deliver products full of class while helping to grow allied businesses and ultimately continue to add value to the US economy. We will partner with allied US Companies in order to maximally grow our market share.

Our Goal # 8: We have a dynamic exit plan for our investors and stakeholders based on our business framework.

Benefit: Our exit plan is specially designed by professionals with optimum consideration on the interest of our stakeholders and investors.

DESCRIPTION OF PROPERTY
We do not own any real estate or significant assets. Currently, we are operating out of 232 Union Blvd., Totowa, NJ 07512. Since most of our employees will be consultants, there are no plans for expansion at this time.

DESCRIPTION OF INTELLECTUAL PROPERTY

ARC287BC (ARC) Corporation is a Totowa, NJ based research & development firm specializing in the invention of a series of human-powered vehicles (bikes, trikes, canoes, three-wheelers and paddleboats etc.) with a unique patented technology called the "Stepper Mechanism or the Motion Transfer Mechanism". We have one patent issued on 1/21/2014 (US8,632,089B1) and another patent filed on 8/21/2015 (Docket# 203P001NP1-US). We strongly believe that our patent protection in our intellectual property rights will allow us to enter the market with exclusivity for at least twenty years. This mechanism converts circular motion into an up and down motion; a more efficient and effective way to use the most powerful muscles in the body and reduce stress on the joints of the arms, legs and back. Our patent holders have assigned our patent rights to ARC287BC Corporation (503961293, 503961288, 503961301, 503961299, & 503961295). On August 19, 2016, ARC287BC Corporation filed International Application # PCT/US16/47698 This mechanism converts circular motion into an up and down motion; a more efficient and effective way to use the most powerful muscles in the body (Hip Extensor & Knee Extensors). The mechanism allows the forces to enter directly into the wheel instead of the frame & fork; thus reducing or eliminating fork and frame failures. Since the forces do not distort the frame or the fork like the conventional bicycle, this invention will reduce death and injury to the consumers and it will reduce millions of recalls of bicycles worldwide. Our technology will also allow the physically challenged or those suffering from joint, muscle disorder, or back problems to enter the market and utilize our system.
Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands. We consider our intellectual property rights, particularly our patents to be a significant and valuable aspect of our business. We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright, and trade secret laws, as well as licensing agreements, third-party nondisclosure and assignment agreements, and the policing of third-party misuses of our intellectual property. Our failure to obtain or maintain adequate protection of our intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of our intellectual property, may diminish our competitiveness and could materially harm our business.

Please send copies of all legal correspondence to:

Jaeson Birnbaum, Esq.
228 Park Ave. South, New York, NY 10003
PTELEPHONE: (800) 555-4356 Ext. 85
(Name, address, including zip code, and telephone number
including area code, of agent for service)

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The table below sets forth certain information regarding our directors and executive officers as of July 15, 2016. At the time of filing, only our C.E.O. is a full time employee. Other executives, directors and consultants are part-time from none to several hours a week as needed. There are no arrangements or understandings between any person listed in the table below and any other person pursuant to which he or she was selected to his or her position.

Name	Position	Age	Date of appointment
Wilson X. Bezerra, EA Mcse	Founder, President, Chief Executive Officer and Chairman of the Board	63	01/01/2015
Silvana A. Bezerra Former IRS agent	Chief Financial Officer and Director	62	01/01/2015
Gabor Nagy	Engineering Consultant and Director	79	01/01/2015
William Diggs	Project Manager - Senior Network Engineer	61	01/01/2015

Familial Relationships
Silvana Bezerra is the wife of Wilson X. Bezerra. Gabor Nagy is married to Wilson Bezerra's sister, Roselene Baetz.

Business Experience
Wilson X. Bezerra, EA, MCSE, former IRS agent, and Patent Holder
Founder, President, Chief Executive Officer and Chairman

Wilson X. Bezerra is the Founder of the Company, the inventor of its technology, and has served as its President and C.E.O. He is competent and is knowledgeable of the patent laws and its applications. He understands and appreciates the value of Intellectual Property and the intricate process of launching a new product. Hence he holds various patents, including the motion transfer mechanism, which is a fundamental part of ten products. Throughout his 30 years of experience as an entrepreneur he has had various profitable businesses and has supervised up to 300 employees.

Silvana Bezerra, former IRS agent, and Patent holder Chief Financial Officer and Director
Silvana Bezerra is a former IRS Agent with a vast audit experience. She has knowledge of business and trade practices to develop tax issues based on analysis and evaluation of overall business operations and financial condition. She is a patent holder and has been running a successful business since 1989. Mrs. Bezerra has a Bachelor of Art in French with a minor in Accounting from Montclair State University.
Wilson X. Bezerra Treasurer and Director
Mr. Bezerra will serve as the Company's Treasurer and Director until the company obtains funding. Mr. Bezerra was educated at Rutgers University in Newark, NJ, earning a BS Degree in Accounting.

As an experienced accountant he understands the importance of proper funds administration in order to achieve the business financial goals. As a former IRS agent who has worked on many criminal and civil cases, therefore has a complete knowledge of the tax code.

Gabor NagyEngineering Consultant and Director

Gabor Nagy is an innovator who has served as consultant engineer and Director for ARC287BC since January 2015. He has 46 years of experience in creating, engineering and selling multiple products, generating billions of dollars for large corporations such as Owens Corning and Ford Motor Company. He holds more than 50 patents that allowed him to build two successful companies such as Bay Industries and ARC Machines.

OUTSIDE CONSULTANTS

Ian White
Team Member
Ian White has 15 years of experience in Product Design and Product Development Management of programs for large corporations and emerging technology companies in consumer, medical, defense and industrial markets. Currently he is the President of DesignDesign, Inc. He has been issued United States and International design and utility patents for collaboration in new designs and inventions with his customers. He received his Bachelor of Science in Mechanical Engineering from Drexel University.

Sarah Woodruff

Team Member

Sarah Woodruff is the Business Development Manager at Catalyst Product Development Group, Inc. marketing specialist with over 6 years of management experience, overseeing teams of 25+ individuals, driving key performance indicators. Received a Bachelor of Art in Communications and Marketing from Purdue University and a Master of Business Administration from Oakland City University.

Involvement in Certain Legal Proceedings.

There have been no events under any federal or state bankruptcy laws or criminal proceedings material to the evaluation of the ability and integrity of any of our directors or executive officers during the past five years.

SECURITIES BEING OFFERED

The following description of our common stock is a summary. It is not complete and is subject to and qualified in its entirety by our certificate of incorporation and bylaws, both as amended, a copy of each of which has been incorporated as an exhibit to the registration statement of which this prospectus supplement forms a part. We are authorized to issue up to 100,000,000 shares of Common Stock, par value $0.001. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

FINANCIAL STATEMENTS SECTION

tittle	page
Report for independent registered accounting firm	/td>
inancial statements
Balance Sheet as of December 31, 2016	12
Statement of Operations
From January 1, 2016 to December 31 2016	13
Statement of changes in stockholders Equity
From January 1, 2016 to December 31, 2016	13
Statements Cash Flows
From January 1, 2016 to December 31, 2016	13
Notes to Financial Statements	14

ARC287BC CORPORATION

Balance sheet

December 31, 2016

AssetsCurrent assets:

Current assets:	$ 177
Total assets	$ 177
Liabilities and stockholders' Equity
Loans from shack Holders	20,795
Net Loss / Net Gain	20,795
Stockholders' equity
Common stock - $NIL par value 1 Billion shares authorized, no shares issued and outstanding
Accumulated deficit	20,618
Total stockholders' equity	20,618
Total liabilities and stockholders' equity

ARC287BC CORPORATION

Statement of Operations

From January 1, 2016 to December 31, 2016

Operating expenses:
Selling general and administrative expenses	$ 20,493
Net Loss	$ 20,493

Loss per share
Total number of common shares issued and outstanding as of December 31, 2016
Weighted Average for number of common shares issued and outstanding from January 1, 2016 December 31, 2016
Basic	0.00

ARC287BC CORPORATION

Statement of Changes in Stockholders' Equity

From January 1, 2016 to December 31, 2016

Common stock

	Number of shares	Amount	Addition paid-in capital	Retained earnings/ (deficit)	Total stockholders' equity
Balance January 1, 2016				125	125
Issuance of shares
Net Loss				20,493	20,493
Balance at December 31, 2016		$	$	$ (20,618)	$ (20,618)

ARC287BC CORPORATION

Statements of Cash Flows

From January 1, 2016 to December 31, 2016

Cash flows used for operating activities
Net loss	$ (20,493)
Net cash provide /(used) by operating activities	(20,493)
Cash flows from investing activities:	(126)
Net cash provide /(used) by operating activities	(126)
Cash flows from financing activities:	20,796
Net cash provide /(used) by operating activities	20,796
Net increase/(decrease) in cash	177
Cash at the beginning of the year
Cash at the end of the year	$ 177
Supplementary disclosure of cash flows information
Supplementary disclosure of Non-Cash Operating Activities Currents assets purchased by issue of common stock	$ -
Activities Fixed and intangible assets purchased by issue of common	$ -

ARC287BC CORPORATION

Notes to Financial Statements

December 31, 2016

ARC287BC Corporation (The Company) was registered in the State of New Jersey in January, 2015. The company is a Totowa, NJ based research and development firm specializing in the invention of human-powered vehicles (bikes, trikes, canoes, three-wheelers and paddleboats, etc…) with a unique patented technology called "The Motion Transfer Mechanism" which uses linear motion to propel dynamic and seamless transport/movement. The experts of the company have a combined experience of over 75 years and have been working on the development of some unique products for over 10 years. The company has developed a unique, patent technology called the "Stepper Mechanism" which produces about 528 % more torque, thereby significantly increasing performance. In fact, while a conventional bike can,t exceed 120 RPMs, the ARC287BC can exceed 175 RPMs, something unheard of in the industry and an absolute quantum leap forward in terms of power production and safety.
The company,s business is currently planning to provide safer bicycles to all consumers by reducing frame and fork failures when riding. The product system will reduce accidents, injuries, lawsuits and provide a FAST and smooth ride at the same time. One of the most exciting aspects of the system is that a paraplegic, an individual missing one or both legs or someone suffering from a debilitating muscular disease can now ride the ARC bicycle and enjoy this fantastic dun and energizing activity.
Since the motion transfer mechanism converts circular motion into seamless linear movements it is an effective way to work the powerful muscles in the body and reduce the stress people feel o their joins, arms, legs and back. The company specifically have used this technology in the design of the ARC stepper bicycle, this allow the bicycle to exceed speeds well above that of conventional bikes with greater ease and strict adherence to safety.
Currently, the Company has produced two different stepper bicycle prototypes, both prototypes have been tested and driven in order to authenticate that this mechanism produced nearly a 3 to 1 advantage over the conventional bike. Most importantly, it reduces/eliminates frame and fork failure.

The patent holders have assigned the patent rights to the ARC287BC Corporation. The Company is in its primitive phase of research and development and no revenue is generated currently.

2. Summary of Significant Accounting Polices

Accounting Polices

These financial statements are prepared on the actual basis of accounting in conformity with accounting principles generally accepted in the United States of America (GAAP); consequently, revenue is recognized when services are rendered and expenses reflected when costs are incurred

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are often based on judgments, probabilities and assumptions that management believes are reasonable but that are inherently uncertain and unpredictable. as a result, actual result could differ from those estimates.

Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustment, if any to the estimates used are made prospectively based on such periodic evaluations.

Cash and cash equivalents

The company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents.

The company maintains cash balances, which may exceed federally insured limits. The company does not believe that this results in any significant credit risk

Revenues from sales of products are recognized at the time of delivery and when title and risk of loss passes to the costumer. Recognition of revenue also requires reasonable assurance of collection of sales proceeds and completion of all performance obligations. Sales discounts are issued to customers as direct discounts at the point-of-sale or through intermediary wholesaler, known as chargebacks, or indirectly in the form of rebates. Revenues are established at the time of sale, when estimated provisions for product returns, rebates, and when collectibles are reasonably assured. Accruals for these provisions are presented as a direct reduction to accounts receivable and revenues. No commercial production of the products has started: revenue generated as of the interim period ended December 31, 2016 from its inception is $NIL.

Accounts receivable

The company extends credit to clients based upon management,s assessment of their credit-worthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend analysis. The company does not expect to have write-offs or adjustments to accounts receivable which would have a material adverse effect on its financial position, liquidity or results of operations. Accounts receivable as of the interim period ended December 31, 2016 from its inception is $NIL.

Inventories

Inventories are stated at the lower of cost or market value. Cost is determined on a first-in, first-out (FIFO) basis. The company establishes a reserve to reflect situations in which the cost of the inventory is not expected to be recovered. In evaluating whether inventory is stated at the lower of cost or market value, management considers such factors as the amount of inventory on hand: estimated time required to sell such inventory, reaming shelf life and current records provisions for inventory as part of cost of sales.

All inventory, consists of quality and quantity usable and salable in the ordinary course of business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which.

Adequate reserves have been established. All such Inventory is owned by the Company are free and clear of all encumbrances and no inventory is held on consignment basis. The quantities of each item of Inventory (whether raw materials, work-in-process or finishes goods) are not excessive, but are reasonable

Fixed Assets

Fixed assets costing $1,000 and above are stated at cost, net of accumulated depreciation. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the term of the lease. Assets costing less than $1,000 are expensed as incurred. Furniture and equipment are depreciated on a straight-line basis over the useful lives of the assets as follows:

Computers and purchased software	3-5 years
Furniture and equipment	5-7 years
Automobile	7 years

The Company charges repairs and maintenance cost that don,t extend the lives of the assets to expenses as incurred. Repairs and maintenance expense for the period ended December 31, 2016 $NIL.

Advertising Cost

The company expenses advertising cost as incurred. Advertising expense for the period ended December 31, 2016 was $NIL.

Income taxes

The Company follows ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax

Position must be more-likely-that-not to be sustained upon examination by taxing authorities. For the period ended December 31, 2016/ the company has no material uncertain tax positions to be accounted for in the financial statements. The Company is generally subject to US Federal, state and local examinations by tax authorities from inception date.

3. Credits and business Concentration

The Company,s financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The company maintains its cash and bank accounts balances, which, at times exceed federally insured limits.

4. Intangible assets

To protect its know-how and trade secrets the company customarily require its employees and managers to execute confidentiality agreements or otherwise agree to keep its proprietary information confidential. Typically, the Company,s employment contracts also include clauses requiring these employees to assign the course of their employment and agree not to disclose the Company,s confidential information. No impairment was noted

i) In August 2014, the Financial Accounting Standards Board ("FASB") issued amended guidance related to disclosure of uncertainties about an entity,s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity,s ability to disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its financial statements.

ii) In may 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2014-09 Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or service. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty Of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from cost incurred to obtain or fulfill a contract This ASU is effective for annual periods, and Early adoption is not permitted. The company is currently evaluating the impact this ASU will have on its financial statements.

iii) In January 2015, the Financial Accounting Standards Board, or FASB, issued Accounting Standard Update, or ASU, 2015-01 Income Statement Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement - Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments prospectively. A reporting entity also may apply the statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

6. Subsequent events

In accordance with FASB ASC 855, the company has evaluated subsequent events through April 20, 2017, the date these financial statements were issued. No reportable subsequent events have occurred through April 20, 2017 which would have a significant effect on the financial statements as of December 31, 2016, except as otherwise disclosed.

SIGNATURES
The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned thereunto duly authorized
ARC287BC Corporation

By: Mr. Wilson X. Bezerra	By: Mrs. Silvana Bezerra
By	By
Name	Name
Title	Title

Part III-EXHIBITS

SIGNATURES	1.1
PRODUCTS	1.2
IMAGES	1.3

IMAGES